Exhibit 10.6

SECURITIES PURCHASE AGREEMENT

Zenosense, Inc.
Avda. Cortes Valencianas 58, Planta 5,
46015 Valencia, Spain

The undersigned (the "Investor") hereby confirms its agreement with you as follows:

1. This Securities Purchase Agreement (“Agreement”) is made as of the date set forth below between Zenosense, Inc., a Nevada corporation (the "Company"), and the Investor.  The Investor is hereby agreeing to make an equity investment in two tranches, one with the signing of this Agreement (“Initial Purchase”) and one during the month of January 2014, pursuant to the terms of this Agreement (“Commitment Purchase”). Notwithstanding the foregoing, the Company reserves the right to sell additional securities of a similar or different nature, for different prices, from time to time  prior to the consummation of the Commitment Purchase and thereafter, without notice to the Investor, and the Investor may experience dilution in respect of its investment due to any other any sales.

2. As of the date hereof, in respect of the Initial Purchase, the Company and the Investor agree that the Investor will purchase from the Company, and the Company will issue and sell to the Investor, for an aggregate purchase price of US$0.40 (the “Initial Purchase Price”), an aggregate of 375,000 shares of the Company's common stock, par value $0.001 per share (the “Common Stock”).

On a date to be mutually determined in the Month of January 2014, in respect of the Commitment Purchase, provided that if there is no mutual determination of such a date, then on Wednesday, January 29, 2014 (the “Second Closing Date”), the Investor will purchase an additional number of shares of Common Stock for an aggregate amount of $180,000 (“Commitment Purchase Price”) determined by the following formula: the quotient of (a) the Commitment Purchases Price divided by (b) the Market Price. For the purpose of this Section, the “Market Price” shall be 85 percent (85%) of the average of the published closing prices (whether or not there are actual trades for such trading day) for a share of Common Stock for the 10 trading days ending on the second trading day prior to the date of the additional purchase of shares of Common Stock (rounded to two decimal places, with $0.005 being rounded upward) ), as reported by stock exchange or trading medium in the United States on which the Common Stock is then admitted for listing or trading.  The Company and Investor agree to use their best efforts to agree on a Second Closing Date, notwithstanding the default date of January 29, 2014.  The Investor understands and agrees that the Commitment Purchase is a firm commitment and obligation to purchase shares, without any conditions precedent, other than as set forth in the Terms and Conditions for Purchase attached hereto, and the Commitment Purchase is an enforceable agreement being made by the Investor, and that the Company will be entitled to take any and all such action as it deems necessary and prudent to enforce its rights hereunder.

The Initial Purchase Price is due to the Company with the return of the Securities Purchase Agreement by the Investor, and the Commitment Purchase Price is due to the Company on the Second Closing Date.  Each of the Initial Purchase Price and Commitment Purchase Price will be deposited into the IOLA account of the Company’s counsel, and the funds will be transferred to the Company operating account upon acceptance of the Securities Purchase Agreement by the Company and delivery of the instructions to issue the shares to the Company’s transfer agent.   During the period the Investor funds are held by the agent of the Company, they will be at risk of the creditors of the Company claiming rights to such funds.

3.           The Company and the Investor agree that the purchase and sale of the Common Stock, as of the date of this Agreement and as of the Second Closing Date is subject to the Terms and Conditions for Purchase attached hereto as Annex I and incorporated herein by reference as if fully set forth herein. Unless otherwise requested by the Investor in Exhibit A, the Common Stock issued to the Investor will be issued in the Investor's name and address as set forth below.

4. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or its affiliates, other than as a passive stockholder, if at all, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company that is greater than 5% of the current issued and outstanding shares of common stock as reported in the latest report filed by the Company with the United States Securities and Exchange Commission, and (c) neither it, nor any affiliate of the Investor, has any direct or indirect affiliation or association with any Finance and Regulatory Authority, Inc. ("FINRA") member. Exceptions:

(If no exceptions, write "none." If left blank, response will be deemed to be "none.")

___________________________________________________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: December 4, 2013

By: ECAG
Name: Title: Director

AGREED AND ACCEPTED, December 4, 2013:
ZENOSENSE, INC.

By: ____________________
      Name: B. Alejandro Vasquez
      Title: Authorized Signatory

[SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

Annex I

Terms and Conditions for Purchase of Securities

1.Agreement to Sell and Purchase Securities.

1.1Purchase and Sale. At a Closing (as defined in Section 2), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and subject to the conditions set forth herein, for the Initial Purchase Price or Commitment Purchase Price, as the case may be, the Common Stock described in Paragraph 2 of the Securities Purchase Agreement attached hereto (collectively with this Annex I and the other exhibits attached hereto, this “Agreement”).

1.2 Investor. The Investor must execute and deliver a Securities Purchase Agreement, and must complete a Certificate Questionnaire (in the form attached as Exhibit A hereto) and an Investor Questionnaire (in the form attached as Exhibit B hereto) in order to purchase the Common Stock.

2.Delivery at Closing.  The completion of the purchase and sale of the Common Stock at either the Initial Purchase or the Commitment Purchase, as defined in the Securities Purchase Agreement (either being referenced herein as a “Closing”) shall occur in respect of the Initial Purchase to be the date of this Agreement and with respect to the Commitment Purchase on a date to be determined as the Second Closing Date, as defined in the Securities Purchase Agreement (either dates being referenced herein as the “Closing Date”). At the Closing, the Company shall instruct its transfer agent to issue (the “Instruction Letter”) to the Investor that number of shares of Common Stock relevant to the investment, as set forth in Paragraph 2 of the Securities Purchase Agreement. In exchange for the delivery of the shares of Common Stock, the Investor shall pay the Initial Purchase Price and the Commitment Purchase Price to the IOLA account of the counsel to the Company by wire transfer of immediately available funds, pursuant to the written instructions provided by the Company, if not previously delivered to the Company.

The Company's obligation to issue and sell the shares of Common Stock to the Investor shall be subject to the satisfaction of the following conditions, any one or more of which may be waived by the Company: (a) prior receipt by the Company of a copy of this Agreement executed by the Investor; (b) the accuracy of the representations and warranties made by the Investor in this Agreement; (c) the receipt of the Purchase Price or Commitment Purchase Price by the counsel to the Company; and (d) the Investor will have agreed to exchange a debt obligation of the Company to the Investor in the principal amount of $318,749, into 796,872 shares of Common Stock, by separate agreement, which conversion rate will be the same as the Initial Purchase Price.

The Investor's obligation to purchase the Common Stock shall be subject to the satisfaction of the following conditions, any one or more of which may be waived by the Investor: (a) the accuracy of the representations and warranties made by the Company in this Agreement; (b) the execution and delivery by the Company of the Instruction Letter; (c) the fulfillment of the obligations of the Company under this Agreement on or prior to the Closing; and (d) the two principal shareholders, Messrs. Vasquez and Gutierrez, as they decide between themselves, will have surrendered to the Company, as a contribution to the capital thereof, for cancellation an aggregate of 43,500,000 shares of Common Stock.

3.Representations and Warranties of the Company.  Except as set forth in the SEC Reports (as defined below), the Company hereby represents and warrants to the Investor as of the date hereof and the Closing Date, as follows:

3.1Organization. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Nevada and is in good standing under such laws, and is qualified and in good standing under the laws of each other jurisdiction in which it is required to be so qualified.

3.2          Corporate Power. The Company has all requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted.  The Company has all requisite legal and corporate power and authority to execute and deliver the Agreement and to carry out and perform its obligations under the terms of the Agreement.

3.3           Authorization; Validity. The execution, delivery and performance of the Agreement by the Company has been duly authorized by all requisite corporate action and the Agreement constitute the valid and binding obligations of the Company, enforceable against it in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.  The shares of Common Stock when issued pursuant to the Agreement shall be, duly authorized, validly issued, fully paid and non-assessable.

3.4           Non-Contravention.  Neither the execution, delivery nor performance of any of the Agreement has or will result in a violation or conflict with or constitute, with or without the passage of time or giving of notice or both, either a default under any provision of the Company’s articles of incorporation or by-laws or any agreement, instrument or contract to which it is a party or by which it is bound and that has been filed as an exhibit to the SEC Reports.

3.5            Compliance with Laws. The Company is not in material violation of, and neither the execution, delivery nor performance of the Agreement or any of its terms by the Company has or will result in a material violation of, any federal, state, local or foreign law, rule, regulation, order, judgment or decree applicable to the Company.

3.6            Accurate Information.  All disclosure furnished by the Company to the Investor regarding the Company, its business and the transactions contemplated hereby, is true and correct in all material respects.

 4.             Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company as of the date hereof and the Closing Date, as follows:

4.1           Investor Knowledge and Status. The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in restricted securities of micro-cap companies presenting an investment decision similar to that involved in the purchase of the Common Stock, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Common Stock; (ii) the Investor understands that the shares of Common Stock will be “restricted securities” when issued and will not have been registered under the Securities Act and will be acquiring the shares of Common Stock in the ordinary course of its business and for its own account for investment only, has no present intention of distributing any of the securities and has no arrangement or understanding with any other persons regarding the distribution of the Common Stock; and (iii) the Investor has, in connection with its decision to purchase the Common Stock, relied only upon the representations and warranties of the Company contained herein and the information contained in the SEC Reports. The Investor understands that the issuance of the Common Stock to the Investor have not been registered under the Securities Act, or registered or qualified under any state securities law, in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the representations made by the Investor in this Agreement. No person is authorized by the Company to provide any representation that is inconsistent with or in addition to those contained herein or in the SEC Reports, and the Investor acknowledges that it has not received or relied on any such representations.

4.2            Power. The Investor has all requisite power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

4.3           Authorization; Validity.   The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement have been duly authorized by any necessary corporate or similar action on the part of the Investor, as applicable. This Agreement has been duly executed by the Investor and constitutes the valid and binding obligation of the Investor, enforceable against it in accordance with its terms, except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

4.8           Additional Acknowledgement. The Investor acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person, that it is relying solely upon the representations and warranties of the Company set forth in this Agreement in making its investment decision, and that it is not acting in concert with any other person in making its purchase of the Common Stock hereunder.

5.            Transfer Restrictions;Legends. Certificates evidencing the shares of Common Stock shall each bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form, until such time as they are not required:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

6.            Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered by first-class registered or certified airmail, or internationally recognized overnight express courier, postage prepaid, or by facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the business day received, or (ii) if delivered by an internationally recognized overnight carrier, one business day after timely delivery to such carrier, and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

(a) if to the Company, to:	Zenosense, Inc. Avda Cortes Valencianas 58, Planta 5, 46015 Valencia, Spain Attention:

with a copy to:
Golenbock Eiseman Assor Bell & Peskoe LLP
437 Madison Avenue
New York, New York 10022

Attention: Andrew D. Hudders, Esq.

The above notice to counsel is only for informational purposes, and shall not constitute legal notice under this Agreement or for any other purpose.

(b) if to the Investor, at its address on the signature page to the Securities Purchase Agreement.

7.           Amendments; Waiver. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor. Any waiver of a provision of this Agreement must be in writing and executed by the party against whom enforcement of such waiver is sought.

8.           Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

9.   Entire Agreement; Severability. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  Other than a condition precedent, the Investor has no rights under the Asset Purchase Agreement.

10.   Governing Law; Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York, without giving effect to principals of conflict of laws. The parties (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the courts of the State of New York, County of New York, (ii) waive any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum, and (iii) irrevocably consent to the jurisdiction of the courts of the State of New York, County of New York, in any such suit, action or proceeding, and further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding and agree that service of process upon them mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon them in any such suit, action or proceeding.

11.   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

12.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party (other than by merger).

13.   Fees and Expenses.  Except as provided in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Common Stock to the Investor.

14.   Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

15.   Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under the Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Agreement and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

16.           Non-Contravention.  The Investor is agreeing to the terms of this Agreement on the understanding and agreement that the Company will use all commercially reasonable efforts to not frustrate in any way the ability of the Investor to sell any of the Shares that may be purchased under this Agreement, including to cause its agents to act expeditiously to take any and all action to remove any federal and state securities restrictive legends and other restrictions that it is legally able to remove, time being of the essence, as requested by the Investor from time to time, such actions to be at the expense of the Company. It is agreed that if the Company does not act in accordance with the foregoing obligations that it will be liable in damages, to reimburse the Investor for any loss in the market value of the Shares that the Investor intends to sell but is unable to sell, including any “buy-in” expenses imposed on the Investor in any attempt to sell the Shares, and any legal and other expenses of the Investor in attempting to recover its damages from the Company. Notwithstanding the foregoing, this obligation of the Company does not include registering any of the Shares for resale under any federal or state securities laws, or to take any other action to facilitate the sale of the Shares, including consenting to any service in any jurisdiction or paying any fees in respect of the sale of the Shares.

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